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                                                                    EXHIBIT 10.6

Form of Employment Agreement with Mr. Jose G. Chavez


                             EMPLOYMENT AGREEMENT


     This EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of July 1, 1999, by and between SYNTEC ACQUISITION CORP., a Texas corporation (the "Company"), and JOSE G. CHAVEZ (the "Employee").

     WHEREAS, the Employee has been employed by the Company, and the Company and the Employee have entered into a written agreement dated as of July 1, 1999 (the "Prior Agreement"), to specify the terms and conditions of Employee's employment with the Company;

     WHEREAS, the Company and the Employee desire to replace the Prior Agreement with this Agreement; and

     WHEREAS, the Company hereby agrees to employ the Employee and the Employee hereby accepts employment, on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of Employee's past and future employment with the Company and other good and valuable consideration including the mutual release of the Company and Employee from their respective obligations under the Prior Agreement, the parties agree as follows:

     l. Period of Employment. The period of the Employee's employment under this Agreement (the "Period of Employment") shall commence immediately upon the date hereof and shall expire on the third (3rd) anniversary of the date hereof (the "Expiration Date"), subject to two (2) successive one (1)-year renewal options which may be exercised by the Company by notice given no later than sixty (60) days before the Agreement would otherwise expire, and subject also to any earlier termination of the Employee's employment as provided in Section 6 hereof. If the Employee's employment is terminated pursuant to Section 6 hereof, the Period of Employment shall expire as of the Date of Termination (as hereinafter defined).

     2. Duties. The Employee agrees to serve as the Chief Executive Officer and Chairman of the Board of Directors (the "Board") of the Company, and shall act in accordance with the Company's Bylaws, with all duties and authority necessary or appropriate to carry out the responsibilities of such position. During the Period of Employment, the Employee shall not engage in any other employment activities (which shall not include solely passive investments in securities or real estate investments) for any direct or indirect remuneration without the advance written consent of the Company.

     3. Compensation. During the Period of Employment the Company shall pay, payable at least as frequently as bi-monthly, the Employee a salary of one hundred eighty thousand dollars ($180,000) per year (the "Base Salary"). In addition, the Employee (a) is hereby granted an option (the "Option") to purchase five hundred thousand (500,000) shares of Class A Common Stock, par value $0.0001 per share, of the Company ("Class A Stock") with an exercise price of one dollar and fifty cents ($1.50) per share vesting over three (3) years, such Option to become exercisable in one increment of two hundred thousand (200,000) shares on July 1, 2000, and two increments of one hundred fifty thousand (150,000) shares each on July 1, 2001 and July 1, 2002, respectively, and each such increment shall be exercisable until the close of business on June 30, 2007, on which date the option shall terminate, unless earlier terminated in accordance with this Agreement; (b) during the Period of Employment, shall receive an automobile allowance of six hundred dollars ($600) per month; and (c) during the Period of Employment, shall be entitled to participate in an
Executive Officer Bonus Plan intended to be adopted by the Board providing for a bonus of up to the Employee's Base Salary upon attainment of goals established by the Board.
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     Notwithstanding the foregoing provisions of this Section 3, the Base Salary shall be paid by the Company in shares of Class A Stock rather than cash, subject to applicable law, until the earlier of March 31, 2000 or the date on which the Company becomes subject to the periodic reporting requirements under the Securities Exchange Act of 1934. Each share of Class A Stock delivered for that purpose shall satisfy the Company's obligation to pay a portion of the Base Salary equal to the value of one share of Class A Stock at the time of delivery, as determined in accordance with this paragraph. The Board has determined, in good faith and using its best business judgment, that the value of one share of Class A Stock as of the effective date of this Agreement is one dollar and fifty cents ($1.50), and the parties agree that the value of one share of Class A
Stock for purposes of this Agreement shall initially be one dollar and fifty cents ($1.50). The Board shall from time to time during the term of this Agreement determine whether any changes to such value are necessary or appropriate. The absence of a determination that such a change is necessary or appropriate shall be conclusive evidence that the value of a share of Class A Stock for purposes of this Agreement remains one dollar and fifty cents ($1.50) or the most recently determined value, if applicable.

     The certificates representing shares of Class A Stock issued to the Employee in payment of his Base Salary or upon his exercise of the Option shall bear such restrictive legends as the Company shall deem necessary or appropriate.

     If any stock dividend payable in Class A Stock or any split-up or contraction of the number of outstanding shares of Class A Stock is effected prior to the exercise in full of the Option, the number of shares subject to the Option and the exercise price will be proportionately adjusted. In the event of any reclassification or change of outstanding shares of Class A Stock or in case of any consolidation or merger of the Company with or into another company or in case of any sale or conveyance to another company or entity of the property of the Company as a whole or substantially as a whole, shares of stock or other securities equivalent in kind and value to those shares the Employee would have received if he had held the full number of shares of Class A Stock subject to the Option immediately prior to such reclassification, change, consolidation, merger, sale or conveyance (together with all other shares, stock and securities thereafter issued in respect thereof) will thereupon be subject to the Option. Upon dissolution or liquidation of the Company, the Option will terminate, but the Employee will have the right, immediately prior to such dissolution or liquidation, to exercise the Option to the extent exercisable on the date of such dissolution or liquidation. No fraction of a share of Class A Stock will be purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of shares covered by the Option will cause such number to include a fraction of a share, such number of shares will be adjusted to the nearest smaller whole number of shares.

     If a Change in Control (as defined below) shall occur during the Period of Employment, then, effective immediately prior to such Change in Control, the Option (a) shall become immediately and fully exercisable and (b) subject to the terms and conditions of the Option set forth herein, shall be fully exercisable for the remaining term of the Option. If a Change in Control has not occurred and the Employee's employment is terminated prior to the Expiration Date by reason of death or permanent disability or by the Company without cause as provided in subsections (a), (b) and (d), respectively, of Section 6.1, then effective immediately prior to the Date of Termination, the Option (a) shall become immediately and fully exercisable and (b) subject to the terms and conditions of the Option set forth herein, shall be fully exercisable for the remaining term of the Option. Whether or not a Change in Control has occurred, if the Employee's employment is terminated prior to the Expiration Date by the Company for cause as provided in subsection (c) of Section 6.1, then the Option shall be exercisable during the shorter of the remaining term of the Option or the period ending thirty (30) days after the Date of Termination, but only to the extent the Option was exercisable on the Date of Termination, and the Option shall not continue to vest after the Date of Termination. If a Change in Control has not occurred and the Employee's employment is terminated prior to the Expiration Date voluntarily by Employee as provided in Section 6.2, then the Option, subject to the terms and condition set forth herein, shall be exercisable for the remaining term of the Option, but only to the extent the Option was exercisable on the Date of Termination, and the Option shall not continue to vest after the Date of Termination. Except as expressly provided herein, no termination of the
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Employee's employment shall affect his rights under the Option and the Option shall survive the termination of this Agreement.

     For purposes of this Agreement, "Change in Control" means a change in control of the Company after the date of this Agreement in any one of the following circumstances: (i) there shall have occurred an event that is or would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement; (ii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) shall have become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding voting securities (other than solely as a result of the repurchase of voting securities by the Company) without prior approval of at least two-thirds of the members of the Board of Directors of the Company in office immediately prior to such person's attaining such percentage interest;
(iii) the Company is a party to a merger, consolidation, sale of assets, or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors of the Company in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter;
(iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (including for this purpose any new director whose election or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board; or (v) the stockholders of the Company shall approve a liquidation or dissolution of the Company or a sale of all or substantially all of the stock or assets of the Company.

     4. Benefits. During the Period of Employment, the Employee shall be entitled to participate in all fringe benefit programs maintained by the Company which are available to salaried employees of the Company generally, including, without limitation and to the extent they may exist from time to time, the Company's vacation plan, group health and life insurance plans, and retirement plans qualified under Section 401 of the Internal Revenue Code of 1986; provided that the Employee shall not be eligible to participate in any stock incentive or similar plan. The Employee acknowledges that he shall have no vested rights under or to participate in any employee benefit program except as expressly provided under the terms thereof. The Employee shall be entitled to the number of vacation days in each calendar year as determined in accordance with the Company's vacation policy as in effect from time to time. The Employee shall also be entitled to all paid holidays and personal days given by the Company to its salaried employees generally.

     5. Expenses. The Company will pay or reimburse the Employee for such reasonable travel or other expenses as he may incur at the request of the Company during the Period of Employment in connection with the performance of his duties hereunder but only to the extent that the Employee shall furnish the Company with such evidence relating to such expenses as the Company may reasonably require to substantiate such expenses for tax purposes and shall comply with other policies of the Company as may relate to reimbursement of such expenses.

     6.   Termination of Employment.

     6.1 By the Company. Notwithstanding the terms set forth in Section 1 hereof, the Employee's employment with the Company shall terminate upon the occurrence of any of the following circumstances:

          (a)  Death.  Immediately upon the Employee's death.
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          (b)  Permanent Disability. The Employee becoming unable to perform the
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     essential functions of his position and such condition exists for an aggregate of sixty (60) consecutive days or ninety (90) days in any twelve
     (12) month period (the Company, at its option and expense, being entitled to retain a physician to confirm the existence of such incapacity or disability, and the determination of such physician being binding upon the Company and the Employee).
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          (c)    Cause. At the option of the Company, and as determined in good
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faith in the sole discretion of the Board of Directors of the Company, because the Employee:

                 (i) has been convicted of or entered a plea of guilty or nolo contendere to a felony or a crime involving moral turpitude or financial misconduct, or

                 (ii) has used (A) alcohol on an ongoing basis (whether on or off the job) to an extent that it interferes with the performance by the Employee of his duties under this Agreement, or (B) drugs or any controlled or illegal substance (whether on or off the job), or

                 (iii) has embezzled or misappropriated Company funds or property or engaged in any other act of dishonesty, fraud, or misconduct injurious to the Company or its business, or

                 (iv) has violated any material provision of this Agreement or of any other agreement between the Employee and the Company, or

                 (vi) has failed to comply with any reasonable direction given by the Company's Board of Directors, or

                 (vii) has been unable on a continuing basis to properly perform, or has been grossly negligent in the performance of, his duties hereunder.

          (d)    Not For Cause. At the option of the Company at any time for any
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     reason other than those referred to above or for no reason at all. For all purposes of this Agreement, a termination of the Employee's employment at his election following a Constructive Termination (as defined below) shall be deemed to be a termination at the option of the Company pursuant to this
     Section 6.1(d) .

                 A "Constructive Termination" of the Employee's employment with the Company shall be deemed to have occurred if the Company:

          (i) demotes the Employee to a lesser position, either in title or responsibility, than the highest position held by him with the Company at any time during his employment with the Company;

          (ii) decreases the Employee's Base Salary below the level in effect at the earlier of the occurrence of a Change in Control or the date on which a tentative agreement is reached by the Company, or a public announcement is made, regarding a proposed Change in Control that ultimately occurs; or

          (iii) requires or requests the Employee to relocate to a principal office more than 25 miles from the principal office at which the Employee is employed immediately prior to a Change in Control.

     6.2 By the Employee. The Employee may terminate his employment with the Company at any time. If the Employee terminates his employment hereunder (other than as a result of a Constructive Termination), it shall be deemed a voluntary termination by the Employee.

     6.3 Notice of Termination. Any termination of the Employee's employment by the Company or by the Employee (other than termination pursuant to Section 6.1(a) hereof) shall be communicated by
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written Notice of Termination to the other party hereto in accordance with
Section 9.2. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon. For purposes of this Agreement, the "Date of Termination" shall be the date on which the Notice of Termination is delivered except that with respect to Section 6.1(a) the "Date of Termination" shall be the date of the Employee's death.

     7.   Payments Upon Termination of Employment.

     7.1 Incentive Compensation. In the event that Employee's employment is terminated as a result of expiration of this Agreement or as provided in subsection (a), (b ) or (d) of Section 6.1 hereof, the Period of Employment shall expire as of the Date of Termination and the Employee shall be entitled to a termination payment in an amount equal to one (1) year's Base Salary payable in twelve (12) equal monthly installments over the course of the year following the Date of Termination and the Company shall have no further obligation to provide any compensation or other consideration in respect of the Employee's employment with the Company.

          Notwithstanding the foregoing provisions of this Section 7.1, if a Change in Control shall occur during the Period of Employment, and the Employee's employment shall thereafter be terminated as a result of the expiration of this Agreement or as provided in subsection (d) of Section 6.1 hereof, the termination payment to which the Employee shall be entitled under this Section 7.1 shall be in an amount equal to two (2) years' Base Salary and shall be payable in a single lump sum within ten (10) days after the Date of Termination.

     7.2 Gross-Up Payment. Notwithstanding any provision in this Agreement to the contrary, if it shall be determined that any payment, distribution or transfer of property or rights thereto by the Company or any successor thereto to or for the benefit of the Employee (whether payable, distributable or transferable pursuant to the terms of this Agreement or otherwise, including but not limited to the acceleration of vesting of options, restricted stock or other rights), but determined without regard to any additional payments required pursuant to this Section 7.2 (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, or any interest or penalties are incurred by the Employee with respect to such excise tax (such excise tax, together with any such interest and penalties, hereinafter collectively referred to as the "Excise Tax"), then the Employee shall be entitled to receive an additional payment from the Company or its successor (a "Gross-Up Payment") in an amount such that after payment by the Employee of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Employee retains an amount of Gross-Up Payment equal to the Excise Tax imposed upon the Payments. The Gross-Up Payment shall be paid to the Employee within ten (10) days after the Company or its accountant determines the amount of such payment.

     7.3 Release and Satisfaction. With respect to the Employee, his heirs, successors and assigns, payment by the Company of the severance to be provided under Section 7.1 above shall release, relinquish and forever discharge the Company and any director, officer, employee, shareholder or agent of the Company from any and all claims, damages, losses, costs, expenses, liabilities or obligations, whether known or unknown (other than any such claims, damages, losses, costs, expenses, liabilities or obligations (i) covered by any indemnification arrangement of the Company with respect to the Employee, or (ii) arising under any written employee benefit plan or arrangement (whether or not tax-qualified) covering the Employee), which the Employee has incurred or suffered or may incur or suffer as a result of the Employee's employment by the Company or the termination of such employment.

     7.4 Effect on This Agreement. Any termination of this Agreement or of the Employee's employment and any expiration of the Period of Employment under this Agreement shall not affect the continuing operation and effect of Section 7.3 above, which shall continue in full force and effect with respect to the Company and the Employee, and its and his heirs, successors and assigns.
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     8.   Miscellaneous.

     8.l Other Contracts. The Employee represents and warrants to the Company that he is not under any obligation of a contractual or other nature to any person, firm, or corporation which is inconsistent or in conflict with this Agreement, or which would prevent, limit, or impair in any way the performance by him of his obligations hereunder.

     8.2 Notice. Any notice required or permitted to be given hereunder shall be deemed sufficiently given if either hand delivered or sent by registered or certified mail, postage prepaid, addressed to the addressee at his or its address last provided the sender in writing by the addressee for purposes of receiving notices hereunder or, unless or until such address shall be so furnished, to the address indicated opposite his or its signature to this Agreement.

     8.3 Modification and No Waiver of Breach. No waiver, amendment, or modification of this Agreement shall be binding unless it is in writing signed by the parties hereto. No waiver by a party of a breach hereof by the other party shall be deemed to constitute a waiver of a future breach, whether of a similar or dissimilar nature, except to the extent specifically provided in any written waiver under this Section 8.3.

     8.4 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

     8.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement.

     8.6 Captions. The captions used herein are for ease of reference only and shall not define or limit the provisions hereof.

     8.7 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto relating to the matters encompassed hereby and supersedes any prior oral or written agreements (including the Prior Agreement, which is hereby terminated). No representations, oral or written, modifying or contradicting the terms of this Agreement have been made by any party. The foregoing notwithstanding, the Employee shall enter into the Company's standard Employee Confidentiality and Intellectual Property Ownership Agreement and Employee Non-Competition Agreement (the "Other Employee Agreements") concurrent herewith.

     8.8 Assignment. The rights of the Company under this Agreement may, without the consent of the Employee, be assigned by the Company, in its sole and unfettered discretion, to any person, firm, corporation, or other business entity which at any time, whether by purchase, merger, or otherwise, directly or indirectly, acquires all or substantially all of the stock, assets or business of the Company or of any business with which the Company is reasonably connected.

     8.9 Non-Transferability of Interest. None of the rights of the Employee to receive any form of compensation payable pursuant to this Agreement shall be assignable or transferable except through a testamentary disposition or by the laws of descent and distribution upon the death of the Employee, and upon any such disposition the only rights that may be transferred are rights to receive compensation that has accrued and become payable at the time of the Employee's death or that becomes payable as a result of the Employee's death pursuant to
Section 7.1. Any attempted assignment, transfer, conveyance, or other disposition (other than as aforesaid) of any interest in the rights of the Employee to receive any form of compensation to be made by the Company pursuant to this Agreement shall be void.
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     8.10 Tax Matters.  The Employee acknowledges and agrees that all payments and benefits made or provided to Employee pursuant to the terms hereof which are required by applicable federal, state or local laws to be subject to withholding for income taxes or otherwise shall be so subject.

     8.11 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of the Employee or the Company under this Agreement would not be materially and adversely affected thereby, (a) such provisions shall be fully severable; (b) this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provisions had never comprised a part hereof;
(c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

     8.12 Arbitration. Except as to any injunction hereunder or under the Other Employee Agreements, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereover. The arbitration proceeding shall be conducted in the city and state of the Company's principal executive office in the United States unless otherwise agreed by the parties thereto. The arbitrator or arbitrators shall be deemed to possess the powers to issue mandatory orders and restraining orders in connection with such arbitration; provided, however, that nothing in this Section 8.12 shall be construed so as to deny the Company the right and power to seek and obtain injunctive relief in a court of equity for any breach or threatened breach by Employee of any of his covenants contained herein. The prevailing party in any such arbitration shall be awarded its legal fees from the other.


                    [REMAINDER OF PAGE INTENTIONALLY BLANK]
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     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year first written above.

Address for notices:                SYNTEC ACQUISITION CORP.



15635 Vision Drive
Pflugerville, Texas 78660-3203
Attn: President                     By:________________________________
                                       Jaime J. Munoz, President

Address for notices:                EMPLOYEE

8021 Bottlebrush                    -----------------------------------
Austin, Texas 78750